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                                                                    EXHIBIT 10.3

                         Intellectual Property Agreement


         This Intellectual Property Agreement (this "Agreement") is made as of October 31, 1997, by and among Beckman Instruments, Inc., a Delaware corporation ("Buyer"), Coulter Corporation (the "Company") and Wallace H. Coulter, Joseph R. Coulter, III and Laura G. Coulter-Jones (each, a "Related Employee").

                                    Recitals

A. Company is the owner, either directly or indirectly, of trademark and trade name rights with respect to the name COULTER (the "Name").

B. Company has entered into a Stock Purchase Agreement dated August 29, 1997, as amended on October 31, 1997, among the Company, the stockholders of the Company listed on Annex A thereto and Buyer (the "Stock Purchase Agreement").

C. Each Related Employee is a member of the Coulter family, and further, is entering into or has entered into a noncompetition agreement (the "Noncompetition Agreement") as a condition of the sale of the Company shares to Buyer.

D. Company and each Related Employee are aware of the significant value of the Name, both to the Company and to Buyer, and the Company and each Related Employee are entering into this Agreement to restrict the use of the Name by any Related Employee.


The parties, intending to be legally bound and in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:


                           Article 1 Definitions, Etc.

Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Stock Purchase Agreement.


                        Article 2 Restrictions, Covenants

        Each Related Employee represents, warrants and covenants that he/she shall not use the Name, whether alone or in any combination or with any other word or character or in or with any design or device or logo or other representation, as any trade name, company name or trademark (including without limitation any service mark or affiliation mark or otherwise) in association with any business, operation, activity, product or service that is: competitive to,


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related to, associated with, or in the same field of activity as the business, operation, activity, product or service of Buyer, the Company or Subsidiaries of Buyer or of the Company; or that is, when used in association with the business, operation, activity, product or service, confusingly similar to or likely to cause confusion or mistake or to deceive with respect to any trade name, company name or trademark (including without limitation any service mark or affiliation mark or otherwise) of Buyer, the Company or Subsidiaries of Buyer or of the Company. By way of example only, but without limitation, a business, operation, activity, product or service that involves or relates to the health care industry, including but not limited to human and veterinary medical research, clinical diagnostics, drug discovery or pharmaceuticals, the biotechnology industry, or scientific or industrial instruments, shall be considered as falling within the restrictions set forth herein. In addition, (i) nothing herein shall be construed to limit the restrictions set forth in the Noncompetition Agreement and (ii) nothing herein shall restrict Wallace H. Coulter or, in the event of his death, his estate from using the name The Wallace H. Coulter Foundation or some such similar name as the name of a foundation to be established for charitable purposes.


                        Article 3 Successors and Assigns

        This Agreement will be binding upon Buyer, the Company and each of the Related Employees and Related Employee's assigns and legal representatives, and will inure to the benefit of Buyer and the Company and their affiliates, successors and assigns.


                               Article 4 Remedies

If Related Employee breaches any covenant set forth in Article 2 of this Agreement, Buyer and the Company will be entitled to the following remedies:

        (a) In addition to the right to damages and any other rights they may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Article 2 of this Agreement, it being agreed that any violation of Article 2 will result in irreparable injury to the Company, the exact amount of which will be difficult to ascertain, and that money damages alone would be inadequate to compensate the Company and would be an inadequate remedy for such breach.

        (b) The rights and remedies of the parties to this Agreement are cumulative and not alternative.


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                                Article 5 Waiver

Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be either a waiver of any obligation of such party by the party giving such notice or demand, or a waiver of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.


                             Article 6 Governing Law

This Agreement will be governed by the laws of the State of California without regard to conflicts of laws principles.


                   Article 7 Jurisdiction; Service Of Process

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the United States District Court seated in Dade County, Florida or in any state court seated in Dade County, Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.


                             Article 8 Severability

Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.


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                             Article 9 Counterparts

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


                    Article 10 Section Headings, Construction

The headings in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Article" or "Articles" refer to the corresponding Article or Articles of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                               Article 11 Notices

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         If to a Related Employee:  The address specified in Annex A hereto.

               With a copy to:      Sullivan & Cromwell
                                    125 Broad Street
                                    New York, New York 10004
                                    Attention:  Francis J. Aquila
                                    Facsimile: (212) 558-3588

                       Buyer:       Beckman Instruments, Inc.
                                    2500 Harbor Boulevard
                                    Fullerton, California 92834
                                    Attention: President

               with a copy to:      Beckman Instruments, Inc.
                                    2500 Harbor Boulevard
                                    Fullerton, California 92834
                                    Attention:  General Counsel
                                    Facsimile: (714) 773-7936


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                     Company:       Coulter Corporation
                                    Coulter Technology Center
                                    11800 Southwest 147th Avenue
                                    Miami, Florida 33196-2500
                                    Attention:  General Counsel
                                    Facsimile: (305) 380-8312

               with a copy to:      Beckman Instruments, Inc.
                                    2500 Harbor Boulevard
                                    P.O. Box 3100
                                    Fullerton, California  92834-3100
                                    Attention:  General Counsel
                                    Facsimile:  (714) 773-7936

                           Article 12 Entire Agreement

This Agreement, together with the Noncompetition Agreement dated of even date herewith, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements and understandings between the parties hereto with respect to the subject matter of this Agreement. To the extent this Agreement is inconsistent with the terms of the Stock Purchase Agreement, the terms of this Agreement shall govern. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.


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        IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first above written.


BUYER:                                      RELATED EMPLOYEE:

By: /s/ William H. May                        /s/    Sue Van
   -------------------------------          -------------------------------
        William H. May                      Wallace H. Coulter
        Vice President, General Counsel     By:      Sue Van
        and Secretary                       Title:   Attorney-in-fact


                                             /s/ Joseph R. Coulter III
                                            -------------------------------
                                                 Joseph R. Coulter III


                                            /s/ Laura G. Coulter-Jones
                                            -------------------------------
                                                Laura G. Coulter-Jones


                                            COMPANY:

                                            By: /s/ Laura G. Coulter-Jones
                                               -----------------------------
                                                    Laura G. Coulter-Jones
                                                    Executive Vice President


Attachment:  Annex A


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                                     ANNEX A

        ADDRESSES OF RELATED PARTIES FOR NOTICE PURPOSES


Wallace H. Coulter
c/o Sue Van
c/o H. Randolph Williams, Esq.
Williams & Lee LLC
333 North Michigan Avenue
Suite 728
Chicago, IL  60601
Facsimile:  (312) 629-9020



Joseph R. Coulter III
260 Huntinglodge Drive
Miami Springs, FL  33166



Laura G. Coulter-Jones
1121 Starling Avenue
Miami Springs, FL  33166